Exhibit 10.3

Execution Version

SECURITY AGREEMENT

THIS SECURITY AGREEMENT, dated as of October 29, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), among MRC Global (US) INC., a Delaware corporation (the “Borrower”), MRC Global Inc., a Delaware corporation (the “Parent Grantor”) each of the Subsidiaries of the Parent Grantor listed on the signature pages hereto (each such entity being a “Subsidiary Grantor” and, collectively, the “Subsidiary Grantors”; the Parent Grantor, the Subsidiary Grantors and the Borrower are referred to collectively as the “Grantors”) and JPMorgan Chase Bank, N.A., as collateral agent (in such capacity, the “Collateral Agent”) for the benefit of the Secured Parties (as defined below).

W I T N E S S E T H:

WHEREAS, reference is made to that certain Term Loan Credit Agreement, dated as of October 29, 2024, among the Parent Grantor, the Borrower, JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders under the Credit Agreement (in such capacity, the “Administrative Agent”), the Collateral Agent and the lenders party thereto from time to time (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”).

WHEREAS, pursuant to the Guarantee, the Borrower, the Parent Grantor and the Subsidiary Grantors party thereto have agreed to unconditionally and irrevocably guarantee, as primary obligor and not merely as surety, to the Administrative Agent for the benefit of the Lenders and the other Guaranteed Parties (as defined therein), the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower’s obligations under the Credit Agreement and the other Guaranteed Obligations (as defined therein);

WHEREAS, pursuant to the Credit Agreement, each Grantor is willing to secure (a) its obligations under the Credit Agreement and (b) certain other Secured Obligations by granting Liens on its assets to the Collateral Agent, as contemplated by this Agreement;

WHEREAS, the proceeds of the Loans will be used in part to enable the Borrower to repurchase the Preferred Stock of the Parent Grantor and for general corporate purposes;

WHEREAS, each Grantor acknowledges that it will derive substantial direct and indirect benefit the making of the Loans and from the transactions contemplated by the Credit Documents;

WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement and the Lenders’ obligation to make the Loans under the Credit Agreement that the Grantors shall have granted the security interest contemplated by this Agreement for the ratable benefit of the Secured Parties.

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Collateral Agent to enter into the Credit Documents and to induce the Lenders to make their respective extensions of credit and other accommodations as set forth in the Credit Documents, the Grantors hereby agree with the Collateral Agent for the benefit of the Secured Parties as follows:

1. Defined Terms

(a) Unless otherwise defined herein, all capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings given to them in the Credit Agreement or, if not defined therein, in the UCC.

(b) The following terms shall have the following meanings:

“Administrative Agent” shall have the meaning assigned to such term in the recitals hereto.

“Agreement” shall have the meaning assigned to such term in the preamble hereto.

“Borrower” shall have the meaning assigned to such term in the preamble hereto.

“Collateral” shall have the meaning provided in Section 2 hereof.

“Collateral Agent” shall have the meaning assigned to such term in the preamble hereto.

“Collateral Account” shall mean any collateral account established by the Collateral Agent as provided in Section 5.1 or Section 5.3.

“Copyright License” shall mean any written agreement, now or hereafter in effect, naming any Grantor as licensor or licensee, granting any right to any third party under any copyright now or hereafter owned by any Grantor (including all Copyrights) or that any Grantor otherwise has the right to license, or granting any right to any Grantor under any copyright now or hereafter owned by any third party, and all rights of any Grantor under any such agreement, including those listed on Schedule I (as such schedule may be amended or supplemented from time to time).

“copyrights” shall mean, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (i) all copyright rights in any work subject to the copyright laws of the United States, any other country or any group of countries, whether as author, assignee, transferee or otherwise, and (ii) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office.

“Copyrights” shall mean all copyrights now owned or hereafter acquired by any Grantor, including those listed on Schedule II (as such schedule may be amended or supplemented from time to time).

“Credit Agreement” shall have the meaning assigned to such term in the recitals hereto.

“Deposit Accounts” shall mean all “deposit accounts” as such term is defined in Article 9 of the UCC

“Equipment” shall mean all “equipment,” as such term is defined in Article 9 of the UCC.

“General Intangibles” shall mean all “general intangibles” as such term is defined in Article 9 of the UCC.

“Grantor” shall have the meaning assigned to such term in the recitals hereto.

“Intellectual Property” shall mean all of the following now owned or hereafter acquired by any Grantor: rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws, including the Trade Secrets, the Copyrights, the Patents, the Trademarks and the Licenses and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Investment Property” shall mean all “investment property” as such term is defined in Article 9 of the UCC.

“License” shall mean any Patent License, Trademark License, Copyright License or other license or sublicense to which any Grantor is a party.

“Parent Grantor” shall have the meaning assigned to such term in the preamble hereto.

“Patent License” shall mean any written agreement, now or hereafter in effect, naming any Grantor as licensor or licensee, granting to any third party any right under any patent, including any right to make, use or sell any invention on which a patent, now or hereafter owned by any Grantor (including all Patents) or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right under any patent, including any right to make, use or sell any invention on which a patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement, including those listed on Schedule III (as such schedule may be amended or supplemented from time to time).

“patents” shall mean, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (a) all letters patent of the United States or the equivalent thereof in any other country or group of countries, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, and (b) all reissues, continuations, divisionals, continuations-in-part, renewals, reexaminations or extensions thereof, all rights corresponding thereto throughout the world and all inventions and improvements disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Patents” shall mean all patents now owned or hereafter acquired by any Grantor, including those listed on Schedule IV (as such schedule may be amended or supplemented from time to time).

“Proceeds” shall mean all “proceeds” as such term is defined in Article 9 of the UCC.

“Secured Obligations” shall mean the collective reference to (i) the due and punctual payment of (x) the principal of and premium, if any, and interest at the applicable rate provided in the Credit Documents (including interest at the Default Rate upon default accrued or accruing after the commencement of any Insolvency Proceeding, whether or not such interest is an allowed claim in such proceeding) on the Term Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by any Grantor under the Credit Documents, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any Insolvency Proceeding, whether or not such interest is an allowed claim in such proceeding), of any Grantor to any of the Secured Parties under the Credit Documents and (ii) the due and punctual performance of all covenants, agreements, obligations and liabilities of any Grantor under or pursuant to this agreement or any other Credit Document.

“Secured Parties” shall mean, collectively, (i) the Lenders, (ii) the Collateral Agent, (iii) the Agents, (iv) the beneficiaries of each indemnification, expense reimbursement and other obligation undertaken by any Pledgor under the Credit Documents, including each holder of all Secured Obligations and (v) any successors, indorsees, transferees and assigns of each foregoing.

“Security Interest” shall have the meaning provided in Section 2 hereof.

“Subsidiary Grantor” shall have the meaning assigned to such term in the preamble hereto.

“Trade Secrets” shall mean all information used or useful arising from the business including all goodwill, trade secrets, trade secret rights, know-how, customer lists, processes of production, ideas, confidential business information, techniques, processes, formulas and all other proprietary information.

“Trademark License” shall mean any written agreement, now or hereafter in effect, naming any Grantor as licensor or licensee, granting to any third party any right under any trademark, including any right to use any trademark now or hereafter owned by any Grantor (including any Trademark) or that any Grantor otherwise has the right to license, or granting to any Grantor any right under any trademark, including any right to use any trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement, including those listed on Schedule V (as such schedule may be amended or supplemented from time to time).

“trademarks” shall mean, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (i) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, Internet domain names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof (if any), and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, (ii) all goodwill associated therewith or symbolized thereby and (iii) all other assets, rights and interests that uniquely reflect or embody such goodwill.

“Trademarks” shall mean all trademarks now owned or hereafter acquired by any Grantor, including those listed on Schedule VI (as such schedule may be amended or supplemented from time to time); provided that any “intent to use” Trademark applications for which a “Statement of Use” or “Amendment to Allege Use” has not been filed (but only until such statement is filed) are excluded from this definition.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Collateral Agent’s and the Secured Parties’ Security Interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

(c) The other rules of interpretation set forth in Section 1.02 of the Credit Agreement shall apply mutatis mutandis to this Agreement.

2. Grant of Security Interest.

(a) Each Grantor hereby grants, bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to the Collateral Agent, for the ratable benefit of the Secured Parties, and grants to the Collateral Agent, for the ratable benefit of the Secured Parties a lien on and continuing security interest in (the “Security Interest”), all of its right, title and interest in, to and under all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations:

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all Commercial Tort Claims;

(iv) all Deposit Accounts;

(v) all Documents;

(vi) all Equipment;

(vii) all Fixtures;

(viii) all General Intangibles;

(ix) all Instruments;

(x) all Intellectual Property;

(xi) all Inventory;

(xii) all Investment Property;

(xiii) all Letters of Credit and Letter-of-Credit Rights;

(xiv) all Money;

(xv) all Supporting Obligations;

(xvi) all Collateral Accounts;

(xvii) all other property not otherwise described above (except for any property excluded from any clause in this section above, and any property specifically excluded from any defined term used in any clause of this section above);

(xviii) all books and records pertaining to the Collateral; and

(xix) to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, that the Collateral shall not include any Excluded Assets.

(b) Each Grantor hereby irrevocably authorizes the Collateral Agent and its Affiliates, counsel and other representatives, at any time and from time to time, to file or record financing statements, amendments to financing statements and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect the Security Interests of the Collateral Agent under this Agreement, and such financing statements and amendments may describe the Collateral covered thereby as “all assets” or “all personal property” or words of similar effect, whether now owned or hereafter acquired. Each Grantor hereby also authorizes the Collateral Agent and its Affiliates, counsel and other representatives, at any time and from time to time, to file continuation statements with respect to previously filed financing statements. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction to the Collateral Agent.

Each Grantor hereby agrees to provide to the Collateral Agent, promptly upon request, any information reasonably necessary to effectuate the filings or recordings authorized by this Section 2(b).

The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interests granted by each Grantor hereunder, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent, as the case may be, as secured party.

This Agreement secures the payment and performance of all the Secured Obligations. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Secured Obligations and would be owed to the Collateral Agent or the Secured Parties under the Credit Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Grantor.

The Security Interests are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

3. Representations and Warranties.

Each Grantor hereby represents and warrants to the Collateral Agent and each other Secured Party that:

3.1 Title; No Other Liens. Except for (a) the Security Interest granted to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and (b) the Liens permitted by the Credit Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No effective security agreement, financing statement or other public notice with respect to all or any part of the Collateral that evidences a Lien securing any material Indebtedness is on file or of record in any public office, except such as (i) have been filed in favor of the Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement or (ii) are permitted by the Credit Agreement.

3.2 Perfected First Priority Liens.

(a) This Agreement is effective to create in favor of the Collateral Agent, for its benefit and for the benefit of the Secured Parties, legal, valid and enforceable Security Interests in the Collateral, subject to the effects of bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general equitable principles.

(b) The Security Interests granted pursuant to this Agreement (i) will constitute valid and perfected Security Interests in the Collateral (as to which perfection may be obtained by the filings or other actions described in clause (A), (B), or (C) of this paragraph) in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations, upon (A) the filing of all financing statements, in each case, naming each Grantor as “debtor” and the Collateral Agent as “secured party” and describing the Collateral in the filing offices specified in Schedule 3.2(b), (B) delivery to Collateral Agent (or its bailee) of all Instruments, Chattel Paper, Certificated Securities and Negotiable Documents, in each case, properly endorsed for transfer or in blank, and (C) the filing and recording of fully executed Intellectual Property Security Agreements or such other short-form intellectual property agreements in a form reasonably acceptable to the Collateral Agent (or any supplement thereto) and containing a description of all Collateral consisting of Patents and Trademarks in the United States Patent and Trademark Office (or any successor office) within the three month period commencing as of the Closing Date or, with respect to all Collateral consisting of Patents and registered Trademarks developed or acquired after the Closing Date, within three months thereafter, and all Collateral consisting of registered Copyrights in the United States Copyright Office (or a successor office) and exclusive Copyright Licenses to registered copyrights in the United States Copyright Office (or a successor office) under which any Grantor is the licensee and that expressly identify the registration number for the copyright licensed thereunder, within the one month period commencing as of the Closing Date or, with respect to all Collateral consisting of Copyrights developed or acquired after the Closing Date, within one month thereafter pursuant to 35 USC § 261, and 15 USC § 1060, or 17 USC § 205 and the regulations thereunder, and otherwise as may be required pursuant to the laws of any other necessary jurisdiction to the extent that a security interest may be perfected by such filings and recordings, and (ii) are prior to all other Liens on the Collateral other than Liens permitted pursuant to Section 8.02 of the Credit Agreement.

4. Covenants.

Each Grantor hereby covenants and agrees with the Collateral Agent and the Secured Parties that, from and after the date of this Agreement until Full Payment:

4.1 Maintenance of Perfected Security Interest; Further Documentation. Such Grantor shall maintain the Security Interest created by this Agreement as a perfected Security Interest having at least the priority described in Section 3.1 and shall defend such Security Interest against the claims and demands of all Persons whomsoever, in each case subject to Section 3.2(c).

(a) Such Grantor will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Collateral Agent may reasonably request. In addition, at the time of the delivery of Section 7.01 Financials, such Grantor will deliver to the Administrative Agent and the Collateral Agent a written supplement substantially in the form of Annex A hereto with respect to any additional Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses developed or acquired by such Grantor after the Closing Date, all in reasonable detail.

(b) Subject to clause (d) below and Section 3.2(c), each Grantor agrees that at any time and from time to time, at the expense of such Grantor, it will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents, including all applicable documents required under Section 3.2(b)(C)), which may be required under any applicable law, or which the Collateral Agent may reasonably request, in order (i) to grant, preserve, protect and perfect the validity and priority of the Security Interests created or intended to be created hereby or (ii) to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral, including the filing of any financing or continuation statements under the UCC in effect in any jurisdiction with respect to the Security Interests created hereby and all applicable documents required under Section 3.2(b)(C), all at the expense of such Grantor.

(c) Notwithstanding anything in this Section 4.1 to the contrary, (i) with respect to any assets acquired by such Grantor after the Closing Date that are required by the Credit Agreement to be subject to the Lien created hereby or (ii) with respect to any Person that, subsequent to the Closing Date, is required by the Credit Agreement to become a party hereto, the relevant Grantor after the acquisition or creation thereof shall take all actions required by the Credit Agreement or this Section 4.1 within the time period set forth therein.

4.2 Notices. Each Grantor will advise the Collateral Agent promptly, in reasonable detail, of any Lien of which it has knowledge (other than the Security Interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect, in any material respect, the ability of the Collateral Agent to exercise any of its remedies hereunder.

5. Remedial Provisions.

5.1 Certain Matters Relating to Accounts. At any time after the occurrence and during the continuance of an Event of Default and after giving notice to the Parent Grantor and any other relevant Grantor (which notice may be given concurrently with the following actions), the Collateral Agent shall have the right, but not the obligation, to make test verifications of the Accounts in any manner and through any medium that the Collateral Agent reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Collateral Agent may require in connection with such test verifications.

(a) The Collateral Agent hereby authorizes each Grantor to collect such Grantor’s Accounts and the Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required in writing by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, and subject to the ABL Intercreditor Agreement, any payments of Accounts, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly endorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of and on terms and conditions reasonably satisfactory to the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided in Section 5.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Accounts shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(b) At the Collateral Agent’s request at any time after the occurrence and during the continuance of an Event of Default, and subject to the ABL Intercreditor Agreement, each Grantor shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts, including all original orders, invoices and shipping receipts.

(c) Upon the occurrence and during the continuance of an Event of Default, and subject to the Intercreditor Agreement, a Grantor shall not grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof, or allow any credit or discount whatsoever thereon if the Collateral Agent shall have instructed the Grantors not to grant or make any such extension, credit, discount, compromise or settlement under any circumstances during the continuance of such Event of Default.

(d) At the direction of the Collateral Agent, upon the occurrence and during the continuance of an Event of Default, each Grantor grants to the Collateral Agent to the extent assignable, an irrevocable, non-exclusive, fully paid-up, royalty- free, worldwide license to use, assign, license or sublicense any of the Intellectual Property now owned or hereafter acquired by such Grantor. Such license includes access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

5.2 Communications with Account Debtors; Grantors Remain Liable. The Collateral Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default, and subject to the ABL Intercreditor Agreement, after giving notice to the relevant Grantor of its intent to do so (which notice may be given concurrently with the following actions), communicate with obligors under the Accounts to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any Accounts.

(a) Upon the written request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, subject to the ABL Intercreditor Agreement, each Grantor shall notify obligors on the Accounts that the Accounts have been assigned to the Collateral Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent.

(b) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any Secured Party of any payment relating thereto, nor shall the Collateral Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

5.3 Proceeds to be Turned Over To Collateral Agent. In addition to the rights of the Collateral Agent and the Secured Parties specified in Section 5.1 with respect to payments of Accounts, if an Event of Default shall occur and be continuing and the Collateral Agent so requires by notice in writing to the relevant Grantor (it being understood that the exercise of remedies by the Secured Parties in connection with an Event of Default under Section 9.05 of the Credit Agreement shall be deemed to constitute a request by the Collateral Agent for the purposes of this sentence and in such circumstances, no such written notice shall be required), all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, subject to the ABL Intercreditor Agreement, be turned over to the Collateral Agent in the exact form received by such Grantor (duly endorsed by such Grantor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its dominion and control and on terms and conditions reasonably satisfactory to the Collateral Agent. All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Collateral Agent and the Secured Parties) shall continue to be held as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 5.4.

5.4 Application of Proceeds. The Collateral Agent shall apply the proceeds of any collection or sale of the Collateral as well as any Collateral consisting of cash, at any time after receipt during the continuation of an Event of Default in the order set forth in Section 10.02 of the Credit Agreement.

Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

5.5 Code and Other Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC or any other applicable law and also may with notice to the relevant Grantor, sell the Collateral or any part thereof in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or any Lender or elsewhere for cash or on credit or for future delivery at such price or prices and upon such other terms as are commercially reasonable irrespective of the impact of any such sales on the market price of the Collateral. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers of Collateral to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and, upon consummation of any such sale, the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent and any Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, and the Collateral Agent or such Secured Party may, subject to Full Payment, pay the purchase price by crediting the amount thereof against the Secured Obligations. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, each Grantor hereby waives any claim against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. Each Grantor further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.5 in accordance with the provisions of Section 5.4.

5.6 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Secured Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent or any Secured Party to collect such deficiency.

5.7 Amendments, etc. with Respect to the Secured Obligations; Waiver of Rights. Each Grantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Grantor and without notice to or further assent by any Grantor, (a) any demand for payment of any of the Secured Obligations made by the Collateral Agent or any other Secured Party may be rescinded by such party and any of the Secured Obligations continued, (b) the Secured Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any other Secured Party, (c) the Credit Documents and any other documents executed and delivered in connection therewith and any documents entered into with the Administrative Agent or the Collateral Agent, as applicable, or any of their respective affiliates in connection with treasury, depositary or cash management services or in connection with any automated clearinghouse transfer of funds may be, from time to time, in whole or in part, be renewed, increased, extended, amended, restated, amended and restated, modified, supplemented or terminated, as the Collateral Agent (or, in the case of any documents entered into with the Administrative Agent or the Collateral Agent, as applicable, or any of their respective affiliates in connection with treasury, depositary or cash management services or in connection with any automated clearinghouse transfer of funds, the party thereto) may deem advisable from time to time, and (d) any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any other Secured Party for the payment of the Secured Obligations may be sold, exchanged, waived, surrendered or released. Neither the Collateral Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Secured Obligations or for this Agreement or any property subject thereto. When making any demand hereunder against any Grantor, the Collateral Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on the Parent Grantor or any other Grantor or any other person, and any failure by the Collateral Agent or any other Secured Party to make any such demand or to collect any payments from the Parent Grantor or any other Grantor or any other person or any release of the Parent Grantor or any other Grantor or any other person shall not relieve any Grantor in respect of which a demand or collection is not made or any Grantor not so released of its several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Collateral Agent or any other Secured Party against any Grantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

6. The Collateral Agent.

6.1 Collateral Agent’s Appointment as Attorneys-in-Fact, etc. Each Grantor hereby appoints, which appointment is irrevocable and coupled with an interest, the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, either in the Collateral Agent’s name or in the name of such Grantor or otherwise, without assent by such Grantor, to do any or all of the following;

(i) take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Account or with respect to any other Collateral whenever payable;

(ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Collateral Agent’s and the Secured Parties’ Security Interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral;

(iv) execute, in connection with any sale provided for in Section 5.5, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;

(v) obtain and adjust insurance required to be maintained by such Grantor or paid to the Collateral Agent pursuant to Section 7.03 of the Credit Agreement;

(vi) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct;

(vii) ask or demand for, collect and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral;

(viii) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral;

(ix) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral;

(x) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral (with such Grantor’s consent (not to be unreasonably withheld or delayed) to the extent such action or its resolution could materially affect such Grantor or any of its affiliates in any manner other than with respect to its continuing rights in such Collateral);

(xi) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate (with such Grantor’s consent (not to be unreasonably withheld or delayed) to the extent such action or its resolution could materially affect such Grantor or any of its affiliates in any manner other than with respect to its continuing rights in such Collateral);

(xii) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and

(xiii) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such

Grantor’s expense, at any time, or from time to time, all acts and things that the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s and the Secured Parties’ Security Interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 6.1(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless an Event of Default shall have occurred and be continuing.

(b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due Secured Obligations under the Credit Documents, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.

(d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the Security Interests created hereby are released.

6.2 Duty of Collateral Agent. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property. Neither the Collateral Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent and the Secured Parties hereunder are solely to protect the Collateral Agent’s and the Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers. The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

6.3 Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Secured Parties, be governed by the Credit Documents and such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the applicable Secured Parties with full and valid authority to so act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

6.4 Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest, and all obligations of the Grantors hereunder shall be absolute and unconditional.

6.5 Continuing Security Interest; Release. This Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Grantor and the successors and assigns thereof and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their respective successors, indorsees, transferees and assigns until Full Payment, notwithstanding that from time to time during the term of the Credit Documents the Grantors may be free from any Secured Obligations.

(a) A Grantor (other than the Parent Grantor and the Borrower) shall be released from its obligations hereunder and the Security Interest in the Collateral of such Grantor shall be released upon the circumstances set forth in, and in accordance with, Section 11.11 of the Credit Agreement.

(b) If pursuant to the Credit Agreement (including pursuant to Sections 5.02 and 7.12 thereof) any Collateral subject hereto shall at any time cease to be required to be subject to a Security Interest hereunder or thereunder, or if any written consent to the release of the Security Interest granted hereby in any Collateral pursuant to Section 12.01 of the Credit Agreement shall become effective, the Collateral Agent will release the Security Interest in such Collateral and such Collateral will thereafter be free and clear of the Lien and Security Interests created hereby upon the circumstances set forth in, and in accordance with, Section 11.11 of the Credit Agreement.

(c) In connection with any termination or release pursuant to paragraph (a), (b) or (c), the Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 6.5 shall be without recourse to or warranty by the Collateral Agent.

6.6 Reinstatement. Each Grantor further agrees that, if any payment made by any Grantor or other Person and applied to the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by any Secured Party to such Grantor, its estate, trustee, receiver or any other party, including any other Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender, such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of any Grantor in respect of the amount of such payment.

7. Collateral Agent As Agent.

(a) JPMorgan Chase Bank, N.A. has been appointed to act as the Collateral Agent under the Credit Documents by the Secured Parties. The Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Documents. In furtherance of the foregoing provisions of this Section 7(a), each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the Collateral Agent for the ratable benefit of the Secured Parties in accordance with the terms of this Section 7(a).

(b) Written notice of resignation by the Collateral Agent pursuant to Section 11.09(b) of the Credit Agreement shall also constitute notice of resignation as Collateral Agent under this Agreement and appointment of a Collateral Agent pursuant to Section 11.09(b) of the Credit Agreement shall also constitute appointment of a successor Collateral Agent under this Agreement. Upon the acceptance of any appointment as Collateral Agent under Section 11.09(b) of the Credit Agreement by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent under this Agreement, and the retiring or removed Collateral Agent under this Agreement shall promptly (i) transfer to such successor Collateral Agent all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Agreement, and (ii) execute and deliver to such successor Collateral Agent or otherwise authorize the filing of such amendments to financing statements and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the Security Interests created hereunder, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Collateral Agent’s resignation or removal hereunder as Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Collateral Agent hereunder.

8. Miscellaneous.

8.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the affected Grantor and the Collateral Agent in accordance with Section 12.01 of the Credit Agreement.

8.2 Notices. All notices, requests and demands pursuant hereto shall be made in accordance with Section 12.02 of the Credit Agreement. All communications and notices hereunder to any Grantor shall be given to it in care of the Borrower at the Borrower’s address set forth on Schedule 12.02 to the Credit Agreement.

8.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Collateral Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent or such other Secured Party would otherwise have on any future occasion. The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4 Enforcement Expenses; Indemnification. To the extent such Grantor would be required to do the same pursuant to Sections 12.04 and 12.05, as applicable, of the Credit Agreement:

(a) Each Grantor agrees to pay any and all expenses (including all reasonable fees and disbursements of counsel) that may be paid or incurred by any Secured Party in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Secured Obligations and/or enforcing any rights with respect to, or collecting against, such Grantor under this Agreement.

(b) Each Grantor agrees to pay, and to save the Collateral Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c) Each Grantor agrees to pay, and to save the Collateral Agent and the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Credit Parties would be required to do so pursuant to Section 12.05 of the Credit Agreement.

(d) The agreements in this Section 8.4 shall survive repayment of the Secured Obligations and all other amounts payable under the Credit Documents.

8.5 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent except pursuant to a transaction permitted by the Credit Documents.

8.6 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Collateral Agent and the Borrower.

8.7 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

8.8 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.9 Integration. This Agreement together with the other Credit Documents represents the agreement of each of the Grantors with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by the Collateral Agent or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

8.10 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8.11 Submission To Jurisdiction Waivers. Each party hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, Borough of Manhattan, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address referred to in Section 8.2 or at such other address of which such Person shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any Secured Party) to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.11 any special, exemplary, punitive or consequential damages.

8.12 Acknowledgments. Each party hereto hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents to which it is a party;

(b) neither the Collateral Agent nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Credit Documents, and the relationship between the Grantors, on the one hand, and the Collateral Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

8.13 Additional Grantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 7.11 of the Credit Agreement shall become a Grantor, with the same force and effect as if originally named as a Grantor herein, for all purposes of this Agreement upon execution and delivery by such Subsidiary of a written supplement substantially in the form of Annex B hereto. The execution and delivery of any instrument adding an additional Grantor as a party to this Agreement shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

8.14 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

8.15 Electronic Execution of Assignments and other Documents. The provisions set forth in Section 12.21 of the Credit Agreement shall apply mutatis mutandis to this Agreement.

8.16 Intercreditor Agreement. Notwithstanding anything herein to the contrary, the liens and security interests granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement, dated as of October 29, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among MRC Global Inc. (“MRC Global”), certain subsidiaries of MRC Global, Bank of America, N.A., in its capacity as a “Revolving Credit Collateral Agent”, JPMorgan Chase Bank, N.A., in its capacity as the “Term Collateral Agent” and certain other persons which may be or become parties thereto or become bound thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

MRC GLOBAL INC., as Parent Grantor

By:	/s/ Monica S. Broughton
Name:	Monica S. Broughton
Title:	Vice President, Investor Relations & Treasury

[Signature Page to Security Agreement]

MRC GLOBAL (US) INC., as Borrower

By:	/s/ Monica S. Broughton
Name:	Monica S. Broughton
Title:	Vice President, Investor Relations & Treasury

[Signature Page to Security Agreement]

Subsidiary Grantors:

MRC GLOBAL CANADA HOLDINGS (US) INC.
MRC GLOBAL MANAGEMENT COMPANY
MRC GLOBAL SERVICES COMPANY LLC

By:	/s/ Monica S. Broughton
Name:	Monica S. Broughton
Title:	Vice President, Investor Relations & Treasury

[Signature Page to Security Agreement]

JPMORGAN CHASE BANK, N.A.,
as Collateral Agent

By:	/s/ Andrew Rossman
Name:	Andrew Rossman
Title:	Executive Director

[Signature Page to Security Agreement]

ANNEX A TO

THE SECURITY AGREEMENT

SUPPLEMENT NO. [ ] dated as of [    , 20 ] (this “Supplement”) to the SECURITY AGREEMENT dated as of October 29, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) among each of the Grantors listed on the signature pages thereto (each such person individually, a “Grantor” and, collectively, the “Grantors”), and JPMorgan Chase Bank, N.A., as Collateral Agent under the Credit Agreement referred to below for the Secured Parties.

A. Reference is made to the Term Loan Credit Agreement dated as of October 29, 2024 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), among MRC Global (US) Inc., a Delaware corporation (the “Borrower”), MRC Global Inc., a Delaware corporation, the lenders party thereto from time to time, JPMorgan Chase Bank, N.A. as administrative agent (the “Administrative Agent”) and JPMorgan Chase Bank, N.A. as Collateral Agent (the “Collateral Agent”).

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement.

C. The Grantors have entered into the Security Agreement in order to induce the Administrative Agent and the Collateral Agent to enter into the Credit Documents and to induce the Secured Parties to make their respective extensions of credit and other accommodations as set forth in the Credit Documents.

D. Pursuant to Section 4.1(b) of the Security Agreement, within 60 days after the end of each June and December, each Grantor has agreed to deliver to the Collateral Agent a written supplement substantially in the form of this Supplement with respect to any additional Copyrights, Patents and Trademarks acquired by such Grantor after the date of the Security Agreement. The Grantors have identified on Schedule I, II, III, IV, V and VI hereto the additional Copyright Licenses, Copyrights, Patent Licenses, Patents, Trademark Licenses and Trademarks acquired by such Grantors after the date of the Security Agreement. The undersigned Grantors are executing this Supplement in order to facilitate supplemental filings to be made by the Collateral Agent with the United States Copyright Office and the United States Patent and Trademark Office.

Accordingly, the Collateral Agent and the Grantors agree as follows:

SECTION 1. (a) Schedule I of the Security Agreement is hereby supplemented, as applicable, by the information set forth in the Schedule I hereto, (b) Schedule II of the Security Agreement is hereby supplemented, as applicable, by the information set forth in the Schedule II hereto, (c) Schedule III of the Security Agreement is hereby supplemented, as applicable, by the information set forth in the Schedule III hereto, (d) Schedule IV of the Security Agreement is hereby supplemented, as applicable, by the information set forth in the Schedule IV hereto, (e) Schedule V of the Security Agreement is hereby supplemented, as applicable, by the information set forth in the Schedule V hereto and (f) Schedule VI of the Security Agreement is hereby supplemented, as applicable, by the information set forth in the Schedule VI hereto.

SECTION 2. Each Grantor hereby grants to the Collateral Agent for the benefit of the Secured Parties a security interest in the Intellectual Property set forth in Schedules I, II, III, IV, V and VI hereto. Each Grantor hereby represents and warrants that the information set forth on Schedules I, II, III, IV, V and VI hereto is true and correct as of the date hereof.

Annex A - 1

SECTION 3. This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Supplement signed by all the parties shall be lodged with the Collateral Agent and the Borrower. This Supplement shall become effective as to each Grantor when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of such Grantor and the Collateral Agent.

SECTION 4. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 6. Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Security Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All notices, requests and demands pursuant hereto shall be made in accordance with Section 8.2 of the Security Agreement. All communications and notices hereunder to each Grantor shall be given to it in care of the Borrower at the Borrower’s address set forth on Schedule 12.02 to the Credit Agreement.

SECTION 8. Each Grantor agrees to reimburse the Collateral Agent for its respective reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

SECTION 9. The provisions set forth in Section 8.15 of the Security Agreement shall apply to this Supplement, mutatis mutandis.

[SIGNATURE PAGES FOLLOW]

Annex A - 2

IN WITNESS WHEREOF, each Grantor and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

____________________________, as
New Grantor

By:
Name:
Title:

JPMorgan Chase Bank, N.A., as Collateral Agent

By:
Name:
Title:

Annex A - 3

SCHEDULE I

TO SUPPLEMENT NO. [ ]

EXCLUSIVE LICENSES OF U.S. REGISTERED COPYRIGHTS

1. [_______]

Annex A - 4

SCHEDULE II

TO SUPPLEMENT NO. [ ]

COPYRIGHTS

Registered Owner	Title	Registration No.	Registration Date

Annex A - 5

SCHEDULE III

TO SUPPLEMENT NO. [ ]

EXCLUSIVE LICENSES OF U.S. REGISTERED PATENTS

1. [_______]

Annex A - 6

SCHEDULE IV

TO SUPPLEMENT NO. [ ]

PATENTS

Registered Owner	Title	Registration No.	Registration Date

Annex A - 7

SCHEDULE V

TO SUPPLEMENT NO. [ ]

EXCLUSIVE LICENSES FOR U.S. TRADEMARKS

1. [_______]

Annex A - 8

SCHEDULE VI

TO SUPPLEMENT NO. [ ]

TRADEMARKS

Registered Owner	Description	Registration No.	Registration Date

Annex A - 9

ANNEX B TO

THE SECURITY AGREEMENT

SUPPLEMENT NO. [__] dated as of [_____] (this “Supplement”) to the SECURITY AGREEMENT dated as of October 29, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) among each of the Grantors listed on the signature pages thereto (each such person individually, a “Grantor” and, collectively, the “Grantors”), and JPMorgan Chase Bank, N.A., as Collateral Agent under the Credit Agreement referred to below for the Secured Parties.

A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement.

B. Section 8.13 of the Security Agreement provides that each Subsidiary of the Parent Grantor that is required to become a party to the Security Agreement pursuant to Section 7.11 of the Credit Agreement shall become a Grantor, with the same force and effect as if originally named as a Grantor therein, for all purposes of the Security Agreement upon execution and delivery by such Subsidiary of an instrument in the form of this Supplement. Each undersigned Subsidiary (each, a “New Grantor”) is executing this Supplement in accordance with the requirements of the Security Agreement to become a Subsidiary Grantor under the Security Agreement as consideration for the Secured Obligations.

Accordingly, the Collateral Agent and the New Grantors agree as follows:

SECTION 1. In accordance with Section 8.13 of the Security Agreement, each New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and each New Grantor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, each New Grantor, as security for the payment and performance in full of the Secured Obligations, does hereby grant, bargain, sell, convey, assign, set over, mortgage, pledge, hypothecate and transfer to the Collateral Agent, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in all of the Collateral of such New Grantor, in each case whether now or hereafter existing or in which it now has or hereafter acquires an interest. Each reference to a “Grantor” in the Security Agreement shall be deemed to include each New Grantor. The Security Agreement is hereby incorporated herein by reference.

SECTION 2. Each New Grantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general equitable principles.

SECTION 3. This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Supplement signed by all the parties shall be lodged with the Collateral Agent and the Borrower. This Supplement shall become effective as to each New Grantor when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of such New Grantor and the Collateral Agent. The provisions set forth in Section 8.15 of the Security Agreement shall apply mutatis mutandis to this Supplement.

Annex B - 1

SECTION 4. Such New Grantor hereby represents and warrants that (a) set forth on Schedule A hereto is (i) the legal name of such New Grantor, (ii) the jurisdiction of incorporation or organization of such New Grantor, (iii) the identity or type of organization or corporate structure of such New Grantor and (iv) the Federal Taxpayer Identification Number and organizational number of such New Grantor and (b) as of the date hereof (i) Schedule I hereto sets forth all of such New Grantor’s exclusive Licenses of registered Copyrights, (ii) Schedule II hereto sets forth all of such New Grantor’s registered Copyrights (and all applications therefor), (iii) Schedule III hereto sets forth all of such New Grantor’s exclusive Licenses of registered Patents, (iv) Schedule IV hereto sets forth all of such New Grantor’s registered Patents (and all applications therefor), (v) Schedule V hereto sets forth all of such New Grantor’s exclusive Licenses of registered Trademarks, and (vi) Schedule VI hereto sets forth all of such New Grantor’s registered Trademarks (and all applications therefor).

SECTION 5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Security Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All notices, requests and demands pursuant hereto shall be made in accordance with Section 8.2 of the Security Agreement. All communications and notices hereunder to each New Grantor shall be given to it in care of the Borrower at the Borrower’s address set forth on Schedule 12.02 to the Credit Agreement.

SECTION 9. Each New Grantor agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

[SIGNATURE PAGES FOLLOW]

Annex B - 2

IN WITNESS WHEREOF, each New Grantor and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written

____________________________, as
New Grantor

By:
Name:
Title:

JPMorgan Chase Bank, N.A., as Collateral Agent

By:
Name:
Title:

[SIGNATURE PAGE TO SUPPLEMENT NO. [ ] TO SECURITY AGREEMENT]

Annex B - 3

SCHEDULE A

TO SUPPLEMENT NO. [ ]

CORPORATE INFORMATION

Legal Name	Jurisdiction of Incorporation or Organization	Type of Organization or Corporate Structure	Federal Taxpayer Identification Number and Organizational Identification Number

Annex B - 4

SCHEDULE I

TO SUPPLEMENT NO. [ ]

EXCLUSIVE LICENSES OF U.S. REGISTERED COPYRIGHTS

1. [_______]

Annex B - 5

SCHEDULE II

TO SUPPLEMENT NO. [ ]

COPYRIGHTS

Registered Owner	Title	Registration No.	Registration Date

Annex B - 6

SCHEDULE III

TO SUPPLEMENT NO. [ ]

EXCLUSIVE LICENSES OF U.S. REGISTERED PATENTS

1. [_______]

Annex B - 7

SCHEDULE IV

TO SUPPLEMENT NO. [ ]

PATENTS

Registered Owner	Title	Registration No.	Registration Date

Annex B - 8

SCHEDULE V

TO SUPPLEMENT NO. [ ]

EXCLUSIVE LICENSES FOR U.S. TRADEMARKS

1. [_______]

Annex B - 9

SCHEDULE VI

TO SUPPLEMENT NO. [ ]

TRADEMARKS

Registered Owner	Description	Registration No.	Registration Date

Annex B - 10